                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Lance, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [LANCE, INC. LOGO]

                            CHARLOTTE, NORTH CAROLINA




       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the Company) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Friday, April 18, 1997, at 2:00 p.m., Local Time, for the purpose of considering and acting upon the following:

     1.   The election of five Directors.

     2.   A proposal to approve the Lance, Inc. 1997 Incentive Equity Plan.

     3. A proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for fiscal year 1997.

     4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 20, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                        By Order of the Board of Directors


                                        JAMES W. HELMS, JR.
                                        Secretary and Treasurer

Charlotte, North Carolina
March 18, 1997

                                   LANCE, INC.

                P. O. Box 32368, Charlotte, North Carolina 28232

                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the Company) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., Local Time, on Friday, April 18, 1997. This Proxy Statement and accompanying Proxy are being sent to the stockholders of the Company on or about March 18, 1997.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Investor Communications, Inc. (CIC) to deliver proxy materials to, and solicit proxies from, these institutions. CIC will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $5,500. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Common Stock of the Company held by them of record at the close of business on February 20, 1997, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on February 20, 1997 was 29,874,904.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

     At February 1, 1997, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:

                                        NUMBER OF SHARES            PERCENT OF
    NAME AND ADDRESS OF                 AND NATURE OF               COMMON STOCK
    BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP        OUTSTANDING
    -------------------                 --------------------        ------------
    NationsBank Corporation               2,224,871 (1)                 7.4%
      Charlotte, NC 28255

    Nancy Van Every McLaurin              1,737,569 (2)                 5.8%
      P. O. Box 21009
      Charlotte, NC 28277

    Nan Davis Van Every                   1,647,392 (3)                 5.5%
      6001 Pelican Bay Boulevard
      Naples, FL 33963

    S. Lance Van Every                    2,180,064 (4)                 7.3%
      8913 Winged Bourne
      Charlotte, NC 28210

--------------

(1) These shares represent shares held by wholly owned banking subsidiaries of NationsBank Corporation, a bank holding company (NationsBank). NationsBank had sole voting power with respect to 1,114,456 shares and shared voting power with respect to 90,415 shares and had sole power to dispose with respect to 701,030 shares and shared power to dispose with respect to 813,215 shares. Information with respect to NationsBank is as of December 31, 1996 and is derived from its Schedule 13G dated February 14, 1997. Shares held by the Philip L. Van Every Foundation, for which NationsBank,
     N. A., a wholly owned subsidiary of NationsBank, is trustee, are not included as voting and disposition of such shares is directed by the Foundation's Board of Administrators.

(2) Includes 2,500 shares subject to options currently exercisable, 897,880 shares held under power of attorney from her mother and 24,589 shares held by Mrs. McLaurin as custodian for her children.

(3) Nan Davis Van Every had sole power to vote and dispose of 118,840 of these shares and no power to vote and shared power to dispose of 1,535,520 shares; 1,297,920 of such shares are held in a trust as to which S. Lance Van Every had sole power to vote and shared power to dispose.

(4) Includes 33,500 shares subject to options currently exercisable and 39,651 shares held by S. Lance Van Every either as custodian or in trust for his children and grandchild or held by his children who reside in the same household. Mr. Van Every had sole power to vote and dispose of all of these shares except for 1,297,920 shares held in trust as to which he had the sole power to vote and shared power to dispose and except for 52,044 shares held as co-trustee as to which he had shared power to vote and dispose.

     Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 1997, approximately 12,600,000 shares of the Common Stock of the Company

(approximately 42% of the outstanding shares). Of such shares, approximately 800,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 75 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 1, 1997, information as to the beneficial ownership of the Company's $.83-1/3 par value Common Stock by all Directors, named Executive Officers (as defined herein), and Directors and executive officers of the Company as a group.

                                        NUMBER OF SHARES           PERCENT OF
                                        AND NATURE OF              COMMON STOCK
     NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)    OUTSTANDING (2)
     ------------------------           -----------------------    ---------------
     Alan T. Dickson                         41,700  (3)              *

     J.W. Disher                             24,685  (4)              *
                                          1,409,292  (5)            4.7%

     James H. Hance, Jr.                      4,500  (6)              *

     William R. Holland                       3,500  (7)              *

     Scott C. Lea                             9,500  (8)              *

     Nancy Van Every McLaurin             1,737,569  (9)            5.8%

     Robert V. Sisk                         251,170 (10)              *

     Paul A. Stroup, III                     34,116 (11)              *
                                          1,409,292  (5)            4.7%

     Isaiah Tidwell                           3,000  (7)              *

     S. Lance Van Every                   2,180,064 (12)            7.3%

     Richard A. Zimmerman                     4,000  (7)              *

     Peter M. Duggan                          3,104 (13)              *

     Thomas B. Horack                        29,334 (14)              *

     E. D. Leake                             16,242 (15)              *

     G. R. Melvin                            29,062 (16)              *

     B. Clyde Preslar                             0                   *

     Directors and executive officers     5,787,755 (17)            19.3%
        as a group (18 persons)

-------------------
 *    Less than 1%.

(1) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership is as of February 1, 1997.

(2) Based on the number of shares outstanding plus options held by Directors and executive officers that are currently exercisable or exercisable within 60 days of February 1, 1997.

(3) Includes 2,500 shares subject to exercisable options, 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee and 7,200 shares held by a trust for which Mr. Dickson, his brother and NationsBank, N. A. are co-trustees.

(4) Includes 2,500 shares subject to exercisable options and 700 shares held by Mr. Disher's wife.

(5) Consists of shares held by the Philip L. Van Every Foundation (the Foundation) of which Messrs. Disher and Stroup are members of the Board of Administrators and NationsBank, N.A. is trustee.

(6) Includes 2,500 shares subject to exercisable options but does not include shares held by NationsBank. See Principal Stockholders and Holdings of Management above and note 17 below.

(7)   Includes 2,500 shares subject to exercisable options.

(8) Includes 7,000 shares held by a revocable trust of which Mr. Lea is the grantor and beneficiary and 2,500 shares subject to exercisable options.

(9) Includes 2,500 shares subject to exercisable options, 897,880 shares held under power of attorney from her mother and 24,589 shares held by Mrs. McLaurin as custodian for her children.

(10) Includes 2,500 shares subject to exercisable options and 248,612 shares held by Mr. Sisk's wife.

(11) Includes 23,700 shares subject to exercisable options and 589 shares held by Mr. Stroup's wife.

(12) Includes 33,500 shares subject to exercisable options, 39,651 shares held by S. Lance Van Every either as custodian or in trust for his children and grandchild or held by his children who reside in the same household, 1,297,920 shares held in trust as to which Mr. Van Every has the sole power to vote and the shared power to dispose and 52,044 shares held in trust as to which Mr. Van Every has shared power to vote and dispose.

(13)  Includes 3,000 shares subject to exercisable options.

(14) Includes 19,200 shares subject to exercisable options and 88 shares held by Mr. Horack as custodian for his son.

(15) Includes 14,850 shares subject to exercisable options and 82 shares held by Mr. Leake as custodian for his minor child.

(16) Includes 14,400 shares subject to exercisable options, 1,800 shares held by Mr. Melvin's wife and 364 shares held by Mr. Melvin as custodian for his grandchildren.

(17) Includes 136,850 shares subject to exercisable options held by Directors and executive officers and 1,409,292 shares held by the Foundation of which Messrs. Disher and Stroup are members of the Board of Administrators and NationsBank, N.A. is trustee. Does not include shares held by Mr. Horack or NationsBank (other than shares held as trustee of the Foundation), of which James H. Hance, Jr. is Vice Chairman and Chief Financial Officer.

ELECTION OF DIRECTORS

     At the meeting, five Directors will be elected. Four Directors will be elected to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified. One Director will be elected to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Stockholders in 1999 and until his successor is duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality.

     The Board of Directors has set the number of Directors at twelve. If each of the five nominees are elected at the Annual Meeting of Stockholders, one vacancy will remain unfilled unless sooner filled by the stockholders. The Nominating Committee has not yet identified anyone to fill this vacancy. However, stockholders may vote their proxies for no more than five Directors.

     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for five nominees including such substitutes as shall be designated by the Board of Directors.

     The first four nominees are listed below, all of whom are currently members of the Board of Directors. The nominees were elected to their current terms, which expire in 1997, at the Annual Meeting of Stockholders held April 15, 1994, except Isaiah Tidwell and Richard A. Zimmerman who were elected at the Annual Meeting of Stockholders held April 21, 1995.

NAME AND DIRECTOR SINCE(1)       AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
--------------------------       ---     ----------------------------------------
Paul A. Stroup, III (2)          45      Chief Executive Officer of the Company since 1995,
  1986                                   President since 1994 and Executive Vice President 1989-1994

William R. Holland (2)           58      Chairman and Chief Executive Officer of United Dominion
  1993                                   Industries Limited, Charlotte, NC (Diversified manufacturing company) since 1986; Director of United Dominion
                                         Industries Limited and Morgan Products Ltd.

Richard A. Zimmerman             64      Private investor since 1993; Chairman of the Board of
  1995                                   Hershey Foods Corporation, Hershey, PA (Candy manufacturer)
                                         1985-1993 and Chief Executive Officer 1984-1993;
                                         Director of Westvaco Corporation and Eastman Kodak
                                         Company

Isaiah Tidwell                   52      Executive Vice President and Southern/Western Regional
  1995                                   Executive of Wachovia Bank of North Carolina, N.A.,
                                         Charlotte, NC since 1996, Southern Regional Executive 1993-
                                         1995 and Regional Vice President since 1990

     The fifth nominee listed below is currently a Director and was elected to his current term, which expires in 1997, at the Annual Meeting of Stockholders held April 15, 1994. Mr. Lea is being nominated to fill the vacancy created by the resignation of Gary C. Costley and to serve the balance of Mr. Costley's term, which expires in 1999.

NAME AND DIRECTOR SINCE(1)       AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
--------------------------       ---     ----------------------------------------

Scott C. Lea (2)                 65      Chairman of the Board of the Company since 1996; Private
  1994                                   Investor since 1992; Chairman of the Board of Rexham,
                                         Inc. (Manufacturer of packaging and coated and laminated
                                         products) 1989-1991; President, Chief Executive Officer
                                         and Director of Rexham 1974-1989; Director of Speizman
                                         Industries, Inc.

     The four members of the Board of Directors listed below were elected to their current terms, which expire in 1998, at the Annual Meeting of Stockholders held on April 21, 1995.

NAME AND DIRECTOR SINCE(1)       AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
--------------------------       ---     ----------------------------------------
Alan T. Dickson (2)              65      Chairman of the Board of Ruddick Corporation, Charlotte,
  1983                                   NC (Diversified holding company) since 1994 and President
                                         1968-1994; Director of Ruddick Corporation, NationsBank
                                         Corporation, Sonoco Products Company and Bassett
                                         Furniture Industries, Inc.

S. Lance Van Every (3)           49      Private investor for more than the past five years
  1990

Nancy Van Every McLaurin (3)     52      Private investor for more than the past five years
  1995

James H. Hance, Jr.              52      Vice Chairman of NationsBank Corporation, Charlotte, NC
  1995                                   since 1993 and Chief Financial Officer since 1988; Director of Caraustar Industries, Inc., Family Dollar Stores, Inc.,
                                         NationsBank, N.A. and Summit Properties, Inc.

     The two members of the Board of Directors listed below were elected to their current terms, which expire in 1999, at the Annual Meeting of Stockholders held on April 19, 1996.

NAME AND DIRECTOR SINCE(1)       AGE     INFORMATION ABOUT NOMINEES AND DIRECTORS
--------------------------       ---     ----------------------------------------
J. W. Disher (2)                 63      Private Investor since 1996; Chairman of the Board of the
  1968                                   Company 1991-1996, Chief Executive Officer 1990-1995
                                         and President 1988-1994; Director of First Union National
                                         Bank of North Carolina

Robert V. Sisk (2)(3)            61      President of Piedmont Engineering Corp., Charlotte, NC
  1990                                   (Industrial refrigeration systems) since 1965

-----------

(1) The information about the Directors was furnished to the Company by the Directors.

(2)  Member of the Executive Committee.

(3) S. Lance Van Every and Nancy Van Every McLaurin are cousins and Mr. Sisk's wife is their cousin.

     NationsBank, N.A. provides a line of credit to the Company which the Company has not used. Also, a subsidiary of NationsBank provides securities brokerage services to the Company for which the Company pays NationsBank's standard fees. Mr. Dickson is a director of NationsBank and Mr. Hance is the Vice Chairman and Chief Financial Officer of NationsBank and a director of NationsBank, N.A.

      First Union National Bank of North Carolina acts as trustee of the Company's Profit Sharing Trust and the Company's 401(k) Retirement Savings Plan, for which the Company pays the bank's standard fees. Mr. Disher is a director of First Union National Bank of North Carolina.

     Subsidiaries of Ruddick Corporation purchase products from the Company in the ordinary course of business at the Company's standard prices. Mr. Dickson is the Chairman of the Board and Chief Executive Officer of Ruddick Corporation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors met six times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and meetings of all Committees on which he or she served.

      The Audit Committee is composed of Robert V. Sisk, Chairman, James H. Hance, Jr., William R. Holland, Scott C. Lea, Nancy Van Every McLaurin and Isaiah Tidwell and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Audit Committee met four times during the fiscal year.

     The Nominating Committee is composed of J. W. Disher, Chairman, Alan T. Dickson, Scott C. Lea, Robert V. Sisk, Paul A. Stroup, III and S. Lance Van Every. Its functions include the screening and recommendation of candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders, which nominations may be made in writing and directed to J. W. Disher, Chairman of the Committee. The Nominating Committee met one time during the fiscal year.

      Information with respect to the Compensation/Stock Option Committee is provided below.

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year, the following served on the Compensation/Stock Option Committee: Alan T. Dickson, J. W. Disher, James H. Hance, Jr., Scott C. Lea, S. Lance Van Every and Richard A. Zimmerman. Mr. Disher, who retired as Chief Executive Officer in April 1995, was appointed to the Compensation/Stock Option Committee after his retirement. As Chairman of the Board, Mr. Lea serves substantially full time as an adviser to the Company. See Director Compensation below. He resigned from the Compensation/Stock Option Committee effective August 15, 1996.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

      The Compensation/Stock Option Committee of the Board of Directors of the Company provides overall guidance to the Company's executive compensation process. The Committee is currently composed of five members of the Board of Directors. The Committee met four times during the fiscal year. The Committee's recommendations regarding the salary of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the Company's stock option plans, which are made solely by the Committee in order for the grants to satisfy tax and securities law requirements. Those who served during the fiscal year as Chief Executive Officer and the five other highest paid executive officers are collectively referred to as the named Executive Officers.

      In late 1995, in connection with its restructuring, the Company commissioned an independent outside consulting firm to undertake a comprehensive review of the Company's total compensation program. The consulting firm conducted an extensive review of the Company's compensation history, compensation strategy and a comparative analysis of compensation strategies and levels for similar food processing companies. Historically, all of the officers' annual compensation has consisted of a base salary which has been supplemented by long-term incentive awards in the form of stock options. This compensation review, which was presented to the Committee in January and February 1996, and the compensation programs which resulted from the review are designed to produce performance oriented results. In 1996, the Board of Directors adopted the 1996 Lance Annual Incentive Plan (the Annual Incentive Plan) as recommended by the Committee to reward advancement of annual financial performance goals.

      Thus, beginning in 1996, the compensation program is composed of three elements: base salary, cash bonus and long-term stock based incentives. The cash bonus is performance based and the long-term incentives are tied to stock price performance. For 1996, the stock based incentives were limited to stock options granted pursuant to the 1991 Stock Option Plan. In 1997, the Committee and the Board of Directors adopted and recommended to the stockholders the Lance, Inc. 1997 Incentive Equity Plan which is described below.

      Based on the compensation review, the Committee determined that the base salaries for officers of the Company would be generally below the 50th percentile for comparable positions at similar food processing companies. In 1996 and prior years, the Committee has granted increases to the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to such recommendations. In 1996, the Board accepted and approved the recommendations of the Committee. The Committee also takes into account the fact that each of the named Executive Officers, except for Mr. Duggan and Mr. Preslar, has entered into an Executive Employment Agreement described below which provides for supplemental retirement benefits.

      In considering base salaries for 1996, the Committee considered the compensation review described above, the grant of stock options and the adoption of the Annual Incentive Plan and recommended increases in the salary rates of the named Executive Officers, excluding the Chief Executive Officer, which averaged 5.3% for 1996 over 1995.

      With respect to the Chief Executive Officer during 1996, Mr. Stroup, the Committee did not make special note of performance factors with respect to Mr. Stroup but considered the same factors as it considered for all officers of the Company. Mr. Stroup's salary rate was increased 5.6% for 1996 over 1995.

      The purposes of the Annual Incentive Plan include the following:

      - Foster a discipline of setting goals and measuring performance against the goals.

      -   Emphasize a pay-for-performance philosophy.

      - Clearly communicate to all participants the Company's key goals and strategies and the awards they will receive when the goals are achieved.

      - Broaden each participant's sense of ownership of all Company activities and results.

      - Improve the competitive opportunities under the Company's compensation program for executives and middle managers.

Under the Annual Incentive Plan, cash bonus awards will be paid as a percentage of base salary depending on the attainment of specified financial performance goals. In 1996, there were approximately 78 participants in the Annual Incentive Plan, including the Chief Executive Officer and the named Executive Officers. For 1996, the participants in the Annual Incentive Plan received cash awards based on meeting specified financial performance goals, which were based on earnings per share of the Company's Common Stock.

      Long-term incentives provide the third element of executive compensation. The principal type of long-term incentives awarded to executives to date are stock options. Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and share the appreciation of the value of the Company's Common Stock. During 1996, the Committee awarded stock options for an aggregate 59,600 shares under the Company's 1991 Stock Option Plan to the named Executive Officers, excluding the Chief Executive Officer. Mr. Stroup was awarded stock options to purchase 29,200 shares of the Company's Common Stock.

     The above report is presented by the following current members of the Compensation/Stock Option Committee: Alan T. Dickson, Chairman, J. W. Disher, James H. Hance, S. Lance Van Every and Richard A. Zimmerman.

DIRECTOR COMPENSATION

      Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries (other than the Chairman of the Board) receive an annual fee of $12,000 plus $600 for each Board meeting attended and $450 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $300. Non-employee directors who serve as a Committee Chairman receive an additional $1,500 per year.

      Mr. Lea receives a monthly fee of $16,500 for serving as Chairman of the Board of Directors which began upon his election in April 1996. Upon recommendation of the Compensation/Stock Option Committee and approval of the Board of Directors, he received $49,500 for consulting prior to election as Chairman of the Board and an additional $49,500 to encourage and facilitate his acquisition of shares of the Common Stock of the Company in July 1996. He invested these amounts in shares of the Common Stock of the Company and has agreed to retain such shares while serving as Chairman of the Board. He serves substantially full time as an adviser to the Company. His focus is on the Company's strategic direction, management development and creation of stockholder value. It is expected that Mr. Lea will serve as Chairman of the Board for two additional years subject to annual renewal upon mutual agreement of Mr. Lea and Mr. Stroup. The Company has agreed to continue Mr. Lea's monthly fee for 12 months after his death or disability while serving as Chairman of the Board. In addition, Mr. Lea will receive incentive compensation equal to $10,000 for each 1% that the Highest Average Sales Price (as defined below) of the Company's Common Stock exceeds $16 per share. The Highest Average Sales Price means the average of the highest sales price of the Company's Common Stock on The Nasdaq Stock Market during the four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price of the Company's Common Stock, beginning in March 1996 and ending two years after Mr. Lea's completion of service as Chairman of the Board. Such incentive compensation will be paid in one lump sum two years after Mr. Lea completes his service as Chairman of the Board. In the event of a Change of Control as defined and described under the heading "Executive Officer Compensation" below, the Highest Average Sales Price will be the highest per share consideration paid or payable for the Company's Common Stock in connection with the transaction that results in a Change of Control. The incentive compensation will be paid in one lump sum concurrently with a Change of Control.

      Non-employee directors are also eligible to receive stock options under the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors under which each current non-employee director (including Mr. Lea) has been granted options to purchase 3,500 shares of Common Stock and will be granted an option to purchase 1,000 shares of Common Stock on May 1, 1997 at an option price equal to the fair market value of the Common Stock on such date.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      Included below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 28, 1991 and ending December 28, 1996 covering the Company's five fiscal years ended December 26, 1992, December 25, 1993, December 31, 1994, December 30, 1995 and December 28, 1996.

      The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack foods industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP

                     [NOTE:  A graph using the plot points
                  presented in the table below appears here.]


Measurement Period
(Fiscal Year Covered)
                                                 Nasdaq
                                              Stock Market         Peer
                             Company           (US) Index          Group
1991                         100.000             100.000          100.000

1992                         112.361             114.503           90.653

1993                          96.134             130.259          117.113

1994                          94.578             130.583           98.923

1995                          90.903             184.673           99.473

1996                         104.312             227.456          103.723



This graph assumes that $100 was invested in the Company's Common Stock on December 26, 1991, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., Grist Mill Company and J&J Snack Foods Corp., and that dividends were reinvested.

EXECUTIVE OFFICER COMPENSATION

      The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994 to or for the account of each of those persons who served during the 1996 fiscal year as the Chief Executive Officer, the Company's five other highest paid executive officers (collectively, the named Executive Officers).

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                    -----------------------------------  ----------------------
NAME AND                                                   OTHER ANNUAL        SECURITIES          ALL OTHER
PRINCIPAL                 FISCAL                          COMPENSATION        UNDERLYING         COMPENSATION
POSITION                   YEAR     SALARY($)  BONUS($)       ($)(1)          OPTIONS(#SH)          ($) (2)
---------                 ------    ---------  --------   -------------       ------------       ------------
Paul A. Stroup, III        1996      232,110    181,100        --                29,200               11,117
 President and             1995      214,933       0           --                   0                  9,852
 Chief Executive Officer   1994      186,020       0           --                 4,500               11,034

Thomas B. Horack (3)       1996      187,312    107,900        --                14,600            1,615,971
 Executive Vice President  1995      179,104       0           --                   0                  7,099
                           1994      145,482       0           --                 3,000                7,768

G. R. Melvin               1996      173,624     99,000        --                13,500                7,488
 Senior Vice President     1995      168,368       0           --                   0                  6,726
                           1994      159,024       0           --                 3,000                8,581

Peter M. Duggan (4)        1996      170,752     99,500        --                12,700                7,084
 Senior Vice President     1995      156,181       0           --                   0                  9,071
                           1994      123,071       0       62,892                 3,000                    0

Earl D. Leake              1996      141,972     79,700        --                10,800                6,210
  Vice President           1995      131,931       0           --                   0                  5,861
                           1994      103,108       0           --                 2,400                5,868

B. Clyde Preslar (5)       1996      111,220     95,700    80,428                 8,000               20,000
 Vice President

--------------

(1) Other than Messrs. Preslar and Duggan, no named Executive Officer has received personal benefits during the listed years in excess of 10% of the total of annual salary and bonus. The amount for Mr. Duggan in 1994 and $75,343 of the amount for Mr. Preslar in 1996 was for moving expenses in connection with their employment by the Company.

(2) For fiscal year 1996, includes amounts contributed by the Company under the Company's Profit-Sharing Retirement Plan as follows: Mr. Stroup $6,164, Mr. Horack $6,204, Mr. Melvin $6,260, Mr. Duggan $5,996 and Mr.
      Leake $5,614 and amounts contributed by the Company under the Company's Employee Stock Purchase Plan as follows: Mr. Stroup $1,590, Mr. Horack $27, Mr. Melvin $24, Mr. Duggan $133, Mr. Leake $596 and amounts contributed by the Company under the Company's Benefit Restoration Plan as follows: Mr. Stroup $3,363, Mr. Horack $1,501, Mr. Melvin $955 and Mr. Duggan $1,204. Also includes $1,608,239 which the Company agreed to pay to Mr. Horack during 1996 in connection with his early retirement and $20,000 paid to Mr. Preslar as a signing bonus.

(3) Mr. Horack resigned as an officer and Director of the Company on November 22, 1996.

(4)   Mr. Duggan was first elected an executive officer in July 1994.

(5)   Mr. Preslar was first elected an executive officer in April 1996.

      The named Executive Officers, except Messrs. Duggan and Preslar, have each executed an Executive Employment Agreement with the Company. The provisions of all these agreements are substantially identical. Each agreement provides for the continued full-time employment of the executive by the Company in the same or another executive position until retirement (which includes termination after a Change of Control of the Company, as described below, or termination due to disability) or death, whereupon the Company will pay the executive or his beneficiary supplemental retirement or death benefits, subject to certain conditions of forfeiture. The executive, however, may be terminated by the Company for cause (as defined in the agreement). The maximum amount payable upon retirement is five times the annual salary being received by the executive at the time of retirement. Payment is made in thirteen installments each year over the period between the date of actual retirement and the earlier of (1) the end of the Company's fiscal year in which the executive reaches the age of 75, or
(2) the end of the fiscal year in which the fifteenth anniversary date of the executive's termination of employment occurs. Lesser amounts are payable in the event of death. The agreement also provides that as long as the executive is entitled to payments under the agreement he will not become an employee, director or consultant to a corporation, partnership or have any ownership interest therein, which competes with the Company. The executive loses all rights to payment under the agreement if he voluntarily quits the Company or is terminated for cause. The agreement also provides for the executive to provide ongoing services to the Company after his retirement, generally of a consulting nature. The Company will pay the executive a reasonable per diem amount and will reimburse him for his costs of providing such services. The Company has entered into a Trust Agreement with First Union National Bank of North Carolina to create the Lance, Inc. Key Executive Employee Benefit Plan Trust (the Trust) which provides that, in the event of a Change of Control of the Company, the Company will fund the Trust with cash in an amount sufficient to pay the full amount payable under each Executive Employment Agreement. A Change of Control for the purposes of the Executive Employment Agreements and the Trust means the acquisition or contracting for the acquisition or otherwise controlling in excess of 35% of the voting securities of the Company by any person excluding voting securities beneficially owned by members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr., deceased, and their spouses.

      Mr. Preslar has executed a salary continuation agreement with the Company that provides for salary continuation for 18 months in the event his employment is terminated by the Company without cause.

      Mr. Horack's Executive Employment Agreement was terminated pursuant to an Early Retirement Agreement dated November 22, 1996. Under the Early Retirement Agreement, Mr. Horack resigned as an officer and director of the Company on November 22, 1996 and released the Company of its obligations under his Executive Employment Agreement. The Company agreed to pay Mr. Horack his salary through December 28, 1996, any bonus earned under the Annual Incentive Plan and an aggregate $1,608,239 in cash, benefits and property including the value of his vested stock options, certain outplacement services and certain benefits until age 60. The Company has also agreed to provide Mr. Horack with retiree medical insurance after age 60.

      The table below shows the individual grants to the named Executive Officers of stock options during the fiscal year ended December 28, 1996.

                      OPTION GRANTS IN THE 1996 FISCAL YEAR
                                INDIVIDUAL GRANTS

                                    % OF TOTAL OPTIONS/
                                            SARS
                                         GRANTED TO                                       GRANT DATE
                     OPTIONS/SARS       EMPLOYEES IN      EXERCISE OR BASE   EXPIRATION    PRESENT
NAME                GRANTED (#SH)       FISCAL YEAR         PRICE ($/SH)        DATE     VALUE ($)(1)
----                -------------       ------------      ----------------   ----------  ------------
Paul A. Stroup, III     29,200              11.8              15.8125         4/18/06      89,644
Thomas B. Horack        14,600               5.9              15.8125         4/18/06      44,822
G. R. Melvin            13,500               5.5              15.8125         4/18/06      41,445
Peter M. Duggan         12,700               5.2              15.8125         4/18/06      38,989
Earl D. Leake           10,800               4.4              15.8125         4/18/06      33,156
B. Clyde Preslar         8,000               3.2              15.875          4/28/06      24,560

---------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in eight years, stock price volatility at 0.25, annual dividend yield of 5.33% and a risk-free interest rate of 6.53%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company's stock during the applicable period.

      The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 28, 1996 by each of the named Executive Officers and the 1996 fiscal year-end value of unexercised options and SARs.

             AGGREGATED OPTION/SAR EXERCISES IN THE 1996 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES           VALUE OF
                                                                   UNDERLYING UNEXERCISED          UNEXERCISED
                                                                        OPTIONS/SARS              IN-THE-MONEY
                                                                        AT FY-END (#)             OPTIONS/SARS
                                                                                                  AT FY-END ($)
                          SHARES ACQUIRED                               EXERCISABLE/              EXERCISABLE/
NAME                    ON EXERCISE (#SH)     VALUE REALIZED ($)       UNEXERCISABLE             UNEXERCISABLE
----                    -----------------     ------------------       -------------             -------------
Paul A. Stroup, III             0                      0               23,700/29,200                0/56,575
Thomas B. Horack                0                      0               19,200/14,600                0/28,288
G. R. Melvin                    0                      0               14,400/13,500                0/26,156
Peter M. Duggan                 0                      0                3,000/12,700              750/24,606
Earl D. Leake                   0                      0               14,850/10,800                0/20,925
B. Clyde Preslar                0                      0                   0/8,000                  0/15,000


APPROVAL OF 1997 INCENTIVE EQUITY PLAN

      The Board of Directors has adopted, subject to stockholder approval, the Lance, Inc. 1997 Incentive Equity Plan (the Plan). The Plan reserves 1,500,000 shares of the Company's Common Stock for issuance to certain key employees of the Company. The Plan authorizes the issuance of such shares to key employees in the form of stock options, stock appreciation rights (SARs), restricted stock and performance shares. The Plan also authorizes other awards denominated in monetary units or shares of Common Stock payable in cash or shares of Common Stock.

      Background and Purpose. As described in the Compensation/Stock Option Committee Report, one of the fundamental components of compensation for the Company's key employees is long-term incentive compensation. The Company has for a number of years provided long-term incentive compensation to its key employees pursuant to the Lance, Inc. 1991 Stock Option Plan (the Prior Plan). The Prior Plan provides only for equity-based long term incentive awards in the form of stock options and SARs and only approximately 80,000 shares remain available for future awards under the Prior Plan. The Plan would have a great deal more flexibility than the Prior Plan in the types of awards that could be made under it and the terms and conditions, including performance-related conditions, applicable to those awards and increase the number of shares available for awards. Approval of the Plan would better position the Company to take advantage of the "performance-based compensation" exception to the deduction limits of
Section 162(m) (described below) and would enhance the Company's ability to recruit and retain key management employees and to put greater emphasis on variable, performance-related compensation. Below is a summary of the material terms of the Plan as proposed.

      Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the deductibility to the Company of certain compensation paid to certain key employees in excess of $1 million dollars. Section 162(m) excludes from this limit compensation that qualifies as "performance-based compensation." In order to provide both short and long-term equity-based incentive awards that meet the requirements of "performance-based compensation" under Section 162(m), the Board recommends the adoption of the Plan to succeed the Prior Plan, which would provide equity-based incentive compensation.

      Number of Shares. Initially, 1,500,000 shares of Common Stock (approximately 5.0% of the outstanding Common Stock) will be available for awards under the Plan. All shares available for awards in any year that are not used, as well as shares allocated to awards under the Plan that are canceled or forfeited, will be available in subsequent years.

      Administration. The Plan will be administered by the Compensation/Stock Option Committee of the Board of Directors (the Committee). It is intended that the Committee will at all times be composed of "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 and that all of its members acting with respect to matters governed by Section 162(m) will be "outside directors" within the meaning of
Section 162(m). Under the Plan, the Committee will (i) select the key employees to receive awards from time to time, (ii) make awards in such form and amounts as it determines, (iii) impose such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or any award granted thereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee will also have the authority to accelerate the vesting and/or waive any restrictions, or otherwise amend the terms of any award within its discretion, of any outstanding awards. The Plan will terminate on March 31, 2007. Each participant receiving an award under the Plan shall enter into an agreement with the Company in the form specified by the Committee. In no event may an individual receive awards under the Plan during any calendar year covering in excess of 150,000 shares.

      Eligibility. Only managerial and other key employees of the Company may participate in the Plan. Key employees are those employees who occupy managerial or other important positions and who have made or are expected to make important contributions to the business of the Company or a subsidiary, as determined by the Committee. Initially, approximately 100 employees are expected to be eligible to participate. As mentioned above, the Committee in its discretion will select which key employees will in fact receive awards from time to time.

      Awards of Stock Options and Stock Appreciation Rights. The Plan provides for the grant of options to purchase shares of Common Stock at option prices determined by the Committee as of the date of grant. For stock option awards intended to qualify as "performance-based compensation" under Section 162(m) or for incentive stock options (described below), the option price will not be less than the fair market value of shares of Common Stock at the close of business on the date of grant. The fair market value of the Common Stock on March 12, 1997 was $18.56 per share.

      The Plan also provides for the grant of SARs (either in tandem with stock options or freestanding), which entitle holders upon exercise to receive either cash or shares of Common Stock or a combination thereof, as the Committee in its discretion shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which an SAR is exercised and (ii) the fair market value of such shares on the date of grant (or such other price as set by the Committee).

      Awards to key employees of options under the Plan, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Committee. The terms and conditions of each such option and of any SAR are to be determined by the Committee at the time of grant.

      Exercise of an option (or an SAR) will result in the cancellation of any related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised. Options and SARs granted under the Plan will expire not more than 10 years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the optionee's death, disability or termination of employment.

      Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash.

      Restricted Awards, Performance Awards and Other Awards. The Plan provides for the issuance of restricted awards in the form of shares of restricted stock or restricted units representing shares of Common Stock on such terms and conditions as are determined from time to time by the Committee, in addition to or in combination with other awards under the Plan. Such restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

      The stock certificates evidencing the restricted stock will bear an appropriate legend and will be held in the custody of the Company until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or hypothecate shares of restricted stock until the applicable restrictions have been satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant. During the period of restriction, the participant may exercise full voting rights and receive cash dividends with respect to the restricted stock. The participant will also be credited with stock dividends, if any, with respect to the restricted stock, subject to the same restrictions of the underlying restricted stock. Awards of restricted units will be paid in cash or shares of Common Stock upon vesting with each unit having a value equal to the fair market value of one share of Common Stock.

      The Committee may also make performance awards in the form of performance equity grants or performance unit grants to selected key employees, in addition to or in combination with other awards under the Plan. Performance equity grants are made in units representing shares of Common Stock and performance unit grants are made in monetary units. The Plan provides that the number of performance awards granted and/or the vesting of granted performance awards shall be contingent on the attainment of certain performance goals or other conditions over a period of time (called the "performance period"), all as determined by the Committee. During the performance period, the Committee will determine what number (if any) of performance awards have been earned. Earned performance awards may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the earned performance awards as of the payment date.

      In addition, the Plan permits the Committee to make grants of other awards of Common Stock or awards denominated in units of Common Stock, including ones valued using measures other than market values.

      Code Section 162(m). Because stock options and SARs granted under the Plan that are intended to qualify as "performance-based compensation" under Section 162(m) must have an exercise price equal at least to fair market value at the date of grant, compensation from the exercise of such stock options and SARs should be treated as "performance-based compensation" for Section 162(m) purposes.

      In addition, the Plan authorizes the Committee to grant restricted awards or performance awards that are conditioned on the satisfaction of certain performance criteria. For such awards intended to result in "performance-based compensation," the Committee will establish prior to or within 90 days after the start of the applicable performance period the applicable performance conditions. The Committee shall establish the performance conditions in its sole discretion using such measures of performance as it deems appropriate. The performance conditions will be stated in the form of an objective, nondiscretionary formula and the Committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

      Withholding for Payment of Taxes. The Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The Plan permits a participant to satisfy such requirement, with the approval of the Committee and subject to the terms of the Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

      Changes in Capitalization and Similar Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of Common Stock with respect to which awards may be made under the Plan, the terms, types of shares and number of shares of any outstanding awards under the Plan and the individual calendar year award limit set forth above may be equitably adjusted by the Committee in its discretion.

      Changes in Control. The Plan provides that in the event of a change in control of the Company, all options and SARs will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding restricted awards and performance awards will become immediately vested, and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

      Amendment and Termination of the Plan. The Board of Directors will have the power to amend, modify or terminate the Plan on a prospective basis. Stockholder approval will be required for any change to the material terms of the Plan to the extent required by Section 162(m), the rules of any national securities exchange upon which the Common Stock is listed at the time the amendment is proposed or Section 422 of the Internal Revenue Code with respect to incentive stock options.

      Federal Income Tax Treatment. Incentive Stock Options. Incentive stock options (ISOs) granted under the Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. If shares of Common Stock of the Company are issued to an optionee upon the exercise an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

      Nonqualified Stock Options. With respect to nonqualified stock options (NQSOs) granted to optionees under the Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.

      Restricted Stock. Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who makes an election under Code Section 83(b) within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant.

      Performance Awards. A participant who receives a performance award will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a participant receives payment for a performance award in cash or shares of Common Stock of the Company, the amount of the cash and the fair market value of the shares received will be ordinary income to the participant and the Company will receive a tax deduction for the same amount. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can make a Code Section 83(b) election as previously described. The Company generally will be entitled to a deduction at the time the income is recognized by the participant.

      The Board recommends a vote FOR approval of the Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. The affirmative vote of a majority of the shares voting on the proposal, present in person or represented by proxy, at the Annual Meeting is required for approval of the Plan. Abstentions and shares not voted are not counted in determining a majority.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year, ending December 27, 1997. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

      KPMG Peat Marwick LLP served as the Company's independent certified public accountants to audit the financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so. The representatives of KPMG Peat Marwick LLP are expected to be available to respond to appropriate questions.

      The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

      If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS

      Any proposal that a stockholder intends to present for action at the 1998 Annual Meeting of Stockholders, currently scheduled for April 17, 1998, must be received by the Company no later than November 21, 1997, in order for the proposal to be included in the proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders. The proposal should be sent to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 1996, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except that a Form 4 for S. Lance Van Every with respect to a transaction by his daughter was filed after the required date.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

      UPON THE WRITTEN REQUEST OF ANY PERSON WHO AT FEBRUARY 20, 1997 WAS A RECORD OR BENEFICIAL STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS HAS BEEN MAILED WITH THIS PROXY STATEMENT TO EACH STOCKHOLDER. REQUESTS FOR COPIES OF THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION SHOULD BE ADDRESSED TO SECRETARY, LANCE, INC., BOX 32368, CHARLOTTE, NORTH CAROLINA 28232.

                                                                     APPENDIX A


[LOGO]                          LANCE, INC.                               PROXY


                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD APRIL 18, 1997

    The undersigned hereby appoints Scott C. Lea and Paul A. Stroup, III, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse hereof, all shares of the $.83-1/3 par value Common Stock of the undersigned in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 18, 1997, and at any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3. The Board of Directors recommends voting FOR on each item.

HAS YOUR ADDRESS CHANGED:

-------------------------

-------------------------

-------------------------
                                              (side 2)



1. ELECTION OF DIRECTORS: Nominees are Paul A. Stroup, III, William R. Holland, Richard A. Zimmerman, Isaiah Tidwell and Scott C. Lea.



             [ ]  FOR         [ ] WITHHOLD        [ ] FOR ALL EXCEPT
     (INSTRUCTION:  To withhold authority for any nominee, mark the "For All
                    Except" box and write that nominee's name below.)

                    ---------------------------------------------------------

2.  APPROVAL OF THE 1997 INCENTIVE EQUITY PLAN


             [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

3.  RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS


             [ ] FOR           [ ] AGAINST          [ ] ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

    PLEASE DATE AND SIGN EXACTLY AS PRINTED TO THE LEFT AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

Mark box at right if address change has been noted on the revere of this card. [ ]



                                               --------------------------------
                                               Date

----------------------------------             --------------------------------
Stockholder sign here                          Co-owner sign here

                                                                APPENDIX B





                                   LANCE, INC.

                           1997 INCENTIVE EQUITY PLAN

                                   LANCE, INC.

                           1997 INCENTIVE EQUITY PLAN

                                TABLE OF CONTENTS

Section 1.  Purpose............................................................1

Section 2.  Definitions........................................................1

Section 3.  Administration.....................................................3

Section 4.  Duration of and Common Stock Subject to Plan.......................4

Section 5.  Eligibility........................................................4

Section 6.  Stock Options......................................................4

Section 7.  Stock Appreciation Rights..........................................5

Section 8.  Restricted Awards..................................................6

Section 9.  Performance Awards.................................................7

Section 10. Other Stock-Based and Combination Awards...........................9

Section 11. Deferral Elections.................................................9

Section 12. Termination of Employment..........................................9

Section 13. Non-transferability of Awards......................................9

Section 14. Adjustments Upon Changes in Capitalization, Etc...................10

Section 15. Change in Control.................................................10

Section 16. Amendment and Termination.........................................11

Section 17. Miscellaneous.....................................................11

                                   LANCE, INC.

                           1997 INCENTIVE EQUITY PLAN


     SECTION 1. PURPOSE. The purpose of the Lance, Inc. 1997 Incentive Equity Plan (the "Plan") is to attract and retain managerial and other key employees, and to reward such employees for making major contributions to the success of Lance, Inc. (the "Company"). The Plan is designed to meet these objectives by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing such employees a proprietary interest in the long term growth and performance of the Company.

     SECTION 2. DEFINITIONS. For purposes of the Plan, unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          (a) "Award" (collectively, "Awards") means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

          (d) "Common Stock" means the $.83 1/3 par value Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 14 hereof.

          (e) "Company" means Lance, Inc., a North Carolina corporation, and any subsidiary corporations within the meaning of Section 424(f) of the Code, as well as any successor corporation or corporations thereto.

          (f) "Compensation Committee" means the committee of the Board constituted as provided in Section 3 of the Plan.

          (g) "Disability" means the inability, by reason of physical or mental infirmity or both, of an individual to perform satisfactorily the duties then assigned to such individual or any other duties the Company is willing to assign to such individual for which compensation is payable. Disability shall be determined by the Compensation Committee based upon such evidence as the Compensation Committee shall deem sufficient and, upon medical evidence, if available, and, in the discretion of the Compensation Committee, upon certification of such Disability by an independent qualified physician.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          (i) "Fair Market Value," with respect to a share of the Common Stock at a particular time, shall be that value as determined by the Compensation Committee which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the National Market System, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange or the National Market System on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the National Market System, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the National Market System, the fair market value determined by the Compensation Committee in such manner as it may deem reasonable.

          (j) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (k) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

          (l) "Participant" means an employee of the Company who is granted an Award under the Plan.

          (m) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.

          (n) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

          (o) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

          (p) "Plan" means the Lance, Inc. 1997 Incentive Equity Plan as set forth herein, as the same may be hereafter amended and from time to time in effect.

          (q) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

          (r) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (s) "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (t) "Retirement" means the termination of an employee's employment with the Company at any time after the last day of the calendar month immediately preceding the calendar month in which the employee attains the age of 60 years.

          (u) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

          (v) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

     SECTION 3. ADMINISTRATION.

     (a) The Plan shall be administered by those members of the Compensation/Stock Option Committee of the Board who are "nonemployee directors" for purposes of Rule 16b-3 under the Exchange Act.

     (b) The Compensation Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Compensation Committee, by execution of instruments in writing in such form as are approved by the Compensation Committee.

     SECTION 4. DURATION OF AND COMMON STOCK SUBJECT TO PLAN.


     (a) Term. The Plan shall be effective on April 18, 1997, subject to approval by a plurality of the shares voting on approval of the Plan at the Annual Meeting of Stockholders held on said date or any adjournment thereof. The Plan shall terminate on March 31, 2007.

     (b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 14 of the Plan, shall be 1,500,000 shares of the total authorized shares of the Common Stock. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitation the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal the value of Restricted Unit Grants and Performance Equity Grants and other stock-based Awards in each case determined as of the dates on which such Awards are granted. If any Awards are forfeited, terminated, settled in cash in lieu of stock, exchanged for other Awards, or expire unexercised, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, settlement, exchange or expiration. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of Stock Options shall again be available for Awards under the Plan, as shall any shares covered by Stock Appreciation Rights which are not issued as payment upon exercise. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

     (c) Individual Award Limit. In no event shall a Participant receive an Award or Awards during any one calendar year covering in the aggregate more than 150,000 shares of Common Stock.

     SECTION 5. ELIGIBILITY. Only managerial and other key employees shall be eligible to be granted Awards under the Plan. The Compensation Committee shall, from time to time, (i) determine those managerial and other key employees to whom Awards shall be granted and the conditions of each such Award or issue and sale and (ii) grant such Awards. No member of the Compensation Committee while serving as such shall be eligible to receive any Award hereunder.

     SECTION 6. STOCK OPTIONS. Stock Options may be granted under the Plan in the form of Incentive Stock Options or Non-Qualified Stock Options; and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

          (a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Compensation Committee may from time to time approve. Stock Options may be granted alone, in addition to or in combination with other Awards under the Plan.

          (b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Compensation Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

          (c) Option Term. The term of each Stock Option shall be fixed by the Compensation Committee; except that the term of Incentive Stock Options shall not exceed 10 years after the date the Incentive Stock Option is granted.

          (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at the date of grant.

          (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by a Participant's giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Compensation Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock or stock units.

          (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by the Code.

     SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted under the Plan subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Compensation Committee shall determine:

          (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Compensation Committee shall so determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as is set by the Compensation Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

          (b) Grant. A Stock Appreciation Right may be granted in combination with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

          (c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Compensation Committee, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the date of grant. The Compensation Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates.

          (d) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, or any combination thereof, as the Compensation Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 15) shall be paid in cash.

     SECTION 8. RESTRICTED AWARDS. Restricted Awards may be granted under the Plan in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

          (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment prior to vesting.

          (b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units to be paid in cash upon vesting (with each unit having a value equivalent to the Fair Market Value of one share of Common Stock) granted to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment prior to vesting.

          (c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Compensation Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in combination with other Awards under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the number of Restricted Awards to be granted to a Participant and the Compensation Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award; which certificate evidencing such shares shall be held in custody by the Company until the restrictions thereon shall have lapsed.

          (d) Restriction Period. Restricted Awards shall provide that in order for a Participant's rights to vest in such Awards, the Participant must remain in the employment of the Company, subject to relief for specified reasons, for a period of time commencing on the date of the Award and ending on such later date or dates as the Compensation Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Compensation Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

          (e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) upon expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the expiration of the Restriction Period in cash, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, or in any combination thereof, as the Compensation Committee in its sole discretion shall determine. The Compensation Committee may also, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions expire.

          (f) Rights as a Stockholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a Stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

     SECTION 9. PERFORMANCE AWARDS. Performance Awards may be granted under the Plan in the form of either Performance Equity Grants or Performance Unit Grants. Performance Awards may be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

          (a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock as it varies throughout the term of the designated performance period) to a Participant and may be subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

          (b) Performance Unit Grants. A Performance Unit Grant is an Award of units to be paid in cash upon vesting (with each unit representing such monetary amount as designated by the Compensation Committee) to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

          (c) Grants of Awards. Performance Awards may be granted under the Plan in such form as the Compensation Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in combination with other Awards under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the number of Performance Awards to be granted to a Participant and the Compensation Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

          (d) Performance Goals and Performance Periods. Performance Awards shall provide that in order for a Participant's rights to vest in such Awards the Company or the Participant, or a combination thereof, must achieve certain performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Compensation Committee, in its sole discretion. The Compensation Committee shall establish Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. The Compensation Committee may also establish a schedule or formula for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Compensation Committee may use such measures of performance as it deems appropriate.

          (e) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the Fair Market Value of a share of Common Stock on the date on which the Compensation Committee determines the number of units earned by the Participant. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in shares of Common Stock, or in any combination thereof, as the Compensation Committee in its sole discretion shall determine.

     SECTION 10. OTHER STOCK-BASED AND COMBINATION AWARDS.

     (a) The Compensation Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based Awards may be granted either alone, in addition to or in combination with any other type of Award granted under the Plan.

     (b) The Compensation Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

     (c) Subject to the provisions of the Plan, the Compensation Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

     SECTION 11. DEFERRAL ELECTIONS. The Compensation Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise or earn out of an Award made under the Plan. If any such election is permitted, the Compensation Committee may establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting dividend equivalents in respect of deferrals credited in units of Common Stock.

     SECTION 12. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Compensation Committee.

     SECTION 13. NON-TRANSFERABILITY OF AWARDS. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

     SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

     (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the Stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, other debentures, preferred or prior preference stocks, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     (b) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Award shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the Stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Award and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change other than as specified above in this Section 14, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Compensation Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Award and of the shares then subject to an Award or Awards, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the Plan and each agreement entered into with a Participant under the Plan. In the case of any such substitution or adjustment as provided for in this Section 14, the Award price for each share covered thereby prior to such substitution or adjustment will be the Award price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 14. No adjustment or substitution provided for in this Section 14 shall require the Company in any agreement with a Participant to issue a fractional share and the total substitution or adjustment with respect to each agreement with a Participant shall be limited accordingly. In the event that the number of shares of Common Stock subject to an Award is adjusted pursuant to the provisions of this Section 14, then any Stock Appreciation Rights related to such Award shall be appropriately and equitably adjusted.

     SECTION 15. CHANGE IN CONTROL.

     (a) In the event of a Change in Control (as defined below) of the Company,
(i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date


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of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

     (b) "Change in Control" means the acquisition or contracting to acquire or otherwise control beneficial ownership of in excess of thirty-five percent (35%) of the then outstanding voting securities of the Company by any person, corporation or other entity and its "affiliates" (as defined in Rule 13d-5(b)(1) promulgated under the Exchange Act, as amended from time to time) excluding, however, for purposes of determining such ownership (but not the number of shares outstanding) voting securities beneficially owned by members of the Van Every Family and any trust, custodian or fiduciary account for the benefit of any one or more members of the Van Every Family. Van Every Family means the lineal descendants of Salem A. Van Every, Sr. (whether by blood or adoption) and their spouses.

     SECTION 16. AMENDMENT AND TERMINATION. Without further approval of the Stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the Stockholders, make any amendment which would (i) require Stockholder approval for Incentive Stock Options granted or to be granted under the Plan to qualify as incentive stock options within the meaning of Section 422 of the Code or (ii) require Stockholder approval under applicable law or the rules of any national securities exchange upon which the Common Stock is listed at the time such amendment is proposed.

     SECTION 17. MISCELLANEOUS.

     (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     (b) No Right To Employment. Neither the adoption of the Plan nor the granting of any Award hereunder shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

     (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.



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

     (d) Payments to Trust. The Compensation Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Company may make payments of amounts due or to become due to Participants in the Plan.

     (e) Engaging in Competition With Company. In the event a Participant's employment with the Company is terminated for any reason whatsoever, and within 18 months after the date thereof such Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Compensation Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company.

     (f) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Compensation Committee agreeing to the terms and conditions of the Award and such related matters as the Compensation Committee shall, in its sole discretion, determine.

     (h) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

     (i) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.



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